UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2008
LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292

(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2979 SE Gran Park Way, Stuart, Florida 34997

(Address of Principal Executive Offices)
(772) 287-2414

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.
Item 2.02. Results of Operations and Financial Condition.
On October 20, 2008, Liberator Medical Holdings, Inc. (the “Company”), issued a press release regarding preliminary fourth quarter and year end net sales. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this report under Item 2.02 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses preliminary historical information regarding the Registrant’s fourth quarter and year end preliminary net sales. In accordance with General Instructions B.2. of Form 8-K, the information in this Current Report on Form 8-K under Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
On October 17, 2008, the Company closed a private placement consisting of convertible notes and warrants for gross proceeds of $2.5 million with an institutional investor pursuant to a Securities Purchase Agreement, dated as of October 17, 2008 (the “Securities Purchase Agreement”), by and among the Company, as issuer, the Company’s wholly-owned operating subsidiary, Liberator Medical Supply, Inc. (“Liberator Medical Supply”), and the Company’s wholly-owned indirect subsidiary, Liberator Health and Education Services, Inc. (“Liberator Services”), as guarantors (collectively, the “Guarantors”), and the institutional investor. The notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.75 per share, subject to adjustment, and mature on October 17, 2010. The notes are senior unsecured obligations of the Company and accrue interest at the rate of 3% per annum, paid semi-annually on each October 15 and April 15. The notes are unconditionally guaranteed by the Guarantors. The warrants have a term of three (3) years and are exercisable for up to 1,166,667 shares of the Company’s common stock at an initial exercise price of $1.25 per share, subject to adjustment. The note and the warrants contain standard anti-dilution protection, included “weighted average” anti-dilution provisions.
The Company is to use the funds from the private placement to increase its advertising and sales efforts and any resulting increase in general and administrative expenses.

In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal fees and other miscellaneous expenses, of approximately $300,000. In addition, the Company issued a warrant to the placement agent exercisable for up to 266,667 shares of the Company’s common stock on terms substantially similar to the warrants issued in the private placement.
The Company did not use any form of advertising or general solicitation in connection with the sale of the notes and the warrants. The sale of the notes and the warrants was made in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
The notes, the warrants, the shares of common stock issuable upon conversion of the notes, and the shares of common stock issuable upon exercise of the warrants (collectively, the “Securities”) have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements, and all certificates representing the Securities are imprinted with a restrictive legend to that effect.
Pursuant to the terms of a registration rights letter entered into between the Company and the institutional investor in the private placement, both parties agreed that the number of shares subject to the Company’s registration statement filed on July 30, 2008, pursuant to which the Company originally registered for resale 9,100,000 shares, 8,750,000 of which underlie notes and warrants issued to the institutional investor on May 22, 2008, and 350,000 of which underlie warrants issued to the placement agent as compensation for such offering, would be reduced to 4,862,252 shares until such time as the Staff of the Securities and Exchange Commission permits the filing of a new registration statement with respect to 3,887,748 shares underlying securities held by the institutional investor withdrawn from the July 30, 2008, registration statement, at which time the Company would then be obligated to file a new registration statement for such shares with the Securities and Exchange Commission. The registration rights letter agreement prohibits the Company from filing any registration statement until all of the shares withdrawn from the Company’s July 30, 2008 registration statement are the subject of an effective registration statement, other than a registration statement on Form S-4 or S-8, and any registration statement covering the sale of the Company’s securities for the Company’s own account or for the account of any other security holders as long as the Company attempts to include in such registration statement the maximum number of its institutional investor’s shares not registered previously with the Securities and Exchange Commission.
Both the institutional investor and the placement agent for the private placement of notes and warrants issued to the institutional investor on May 22, 2008, executed letter agreements, whereby (i) they agreed to (a) waive any rights to anti-dilution adjustments they had under said securities in connection with the issuance and conversion or exercise, as applicable, of the securities issued pursuant to the Securities Purchase Agreement, and (b) amend their May warrants so as to delete the provision which provided the investor with the right to receive the cash value of any unexercised warrants in the event the Company completed certain fundamental transactions, and (ii) the institutional investor agreed to certain amendments to the May note, including amendments to the events of default under the May note and a requirement for Liberator Services to deliver an unconditional guaranty of the obligations of the Company under the May note (the “Liberator Services Guaranty”).

The description of the private placement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement filed as Exhibit 4.1, the Amended and Restated Senior Convertible Note filed as Exhibit 4.2, the Senior Convertible Note filed as Exhibit 4.3, the Ladenburg Thalmann Warrant filed as Exhibit 4.4, the Millennium Partners, L.P., Warrant filed as Exhibit 4.5, the Liberator Services’ Guaranties filed as Exhibits 4.6 and 4.7, the Liberator Medical Supply Guaranty filed as Exhibit 4.8, the letter regarding the registration rights agreement filed as Exhibit 4.9, the letter regarding Ladenburg Thalmann’s waiver and amendment filed as Exhibit 4.10 and the letter regarding the Millennium Partners, L.P.’s waiver and amendment filed as Exhibit 4.11 to this Current Report on Form 8-K (collectively, the “Transaction Documents”), all of which are incorporated herein by reference. The Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company, Liberty Medical Supply or Liberator Services. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.
On October 20, 2008, the Company issued a press release announcing the private placement. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 8, 2008, the Company amended and restated its bylaws in their entirety to reflect the addition of Article 9, which allows the Company to opt out of the requirements imposed by Nevada Revised Statutes Sections 78.378 and 78.3793. A copy of the Company’s amended and restated bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 3.3	Amended and Restated Bylaws.

Exhibit 4.6
Securities Purchase Agreement, dated as of October 17, 2008, by and among Liberator Medical Holdings, Inc., as issuer, Liberator Medical Supply, Inc., and Liberator Health and Education Services, Inc., as guarantors, and the investors listed on the Schedule of Buyers attached thereto.

Exhibit 4.7	Amended and Restated Senior Convertible Note dated October 17, 2008, issued to Millennium Partners, L.P.

Exhibit 4.8	Senior Convertible Note dated October 17, 2008, issued to Millennium Partners, L.P.

Exhibit 4.9	Warrant to Purchase Common Stock dated October 17, 2008, issued to Ladenburg Thalmann & Co., Inc.

Exhibit 4.10	Warrant to Purchase Common Stock dated October 17, 2008, issued to Millennium Partners, L.P.

Exhibit 4.11	Guaranty dated October 17, 2008, by Liberator Health and Education Services, Inc.

Exhibit 4.12	Guaranty dated October 17, 2008, by Liberator Health and Education Services, Inc.

Exhibit 4.13	Guaranty dated October 17, 2008, by Liberator Medical Supply, Inc.

Exhibit 4.14	Letter dated October 17, 2008 (re: Registration Rights Agreement dated May 22, 2008).

Exhibit 4.15	Letter dated October 17, 2008 (re: Ladenburg, Thalmann & Co. Inc., Waiver and Amendment).

Exhibit 4.16	Letter dated October 17, 2008 (re: Millennium Partners, L.P., Waivers, Amendment and Restatement).

Exhibit 4.17	Subordination Agreement dated October 17, 2008.

Exhibit 99.1	Press release issued October 20, 2008.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR MEDICAL HOLDINGS, INC.
Registrant

Dated: October 21, 2008	/s/ Mark A. Libratore
Mark A. Libratore, President

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